Exhibit 3.1

Amended and R,stated-.lcr:ticle,,.~ \'E ARTICLES OF INCORPORATION lfJ . OF MyOffiz, Inc. ~ --------------- 1. Name of Company: M;;Offiz, Inc. 2. Resident Agent: The resident agent of the Company is: 3. Board of Directors: GoPublicTodny.com1 Inc. 1701 Valmora Street Las Vegas, Nevada 89102 The Company shall initially have one director (1) who is Michael Chang Ah Meng whose address is l 701 Valmora Street Las Vegas, NV 89102, This individual shall serve as director until their successor or successors have been elected and qualified. TI1e number of &rectors may be increased or decreased by a duly adopted amendment to the By~Laws of the Corporation. 4. Authorized Shares: The aggregate numCer of shares which the corporation shall have authority to issue sha11 consist of20,000,000 shares of Common Stock having a. $.001 par value, and 5~000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be :fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or reso1utions. 5. Preemptive Rights and Assessment of Shares: Holders of Common Stock or .Preferred Stock of the corporation shall not have any preference, preemptive right or right of subsciiption to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto. other titan to the extent, if any, the Board of Directors in its sole discretion. may determine from time to time. The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in. in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation sba11 not be amended to provide for such assessment I ✓ ( I t,,corp,o,at>OI>. Cutmffl 6. Directors' and Officers' Liability A director or officer of the corporation shall not be personally liable to this coipOration or its stockholders for damages for breach of fiduciary duty as a director or officer1 but this Article- shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any .repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification. 7. Indemnity Every person who was or is a party to, or is threatened to be made a party to~ or is involved in any such action, suit or proceeding, whether civil, ~ administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall 00 indemnified and held harmless to the fullest extent legally pennissible under the laws of the State of Nevada from time to time against all expenses1 Jiability and loss {including attorneys~ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably .incurred or suffered by him or her in connection therewith, Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action. suit, or proceeding, tmder receipt of an undertaking by or on behalf of the director or officer to repay tl1e amount if it is ultimately determined by a court of competent jurisdiction tliat he or she is not entitled to be indemnified by the corporation. Such right of indemnifi-carlon shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without lintiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article. Without limiting the application of the foregoing. the Board of Directors may adopt By• Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the Jaws of the State of Nevada. and may cause the corporation to purchase or maintain insurance on behalf of $1.Y person who is or was a director or officer 8. Amendments Subject at all times to the express provisions of Section 5 on the Assessment of Shares1 this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By•Laws, in the manner now or hereafter prescdbed by statute or the Articles of Incorporation or said By•Laws, and all rights conferred upon shareholders are granted subject to this reservation. 9. Power of Directors In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized: (a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By~Laws of the cmporation; I ( \ ' (b) To authorize and caused to be executed mortgages and liens, with or \"orithout .limitations as to amount, upon the r~ and personal property of the corporation; (c) To authorize the guaranty by the corporation of the securities, evidences of ind.;:btedness and obligations of other persons, CQIJ>Orations or business entities; (d) To set apart out of any funds of the corporation avai1ab1e for dividends a reserve or reserves for any proper purpose and to abolish. any such reserve; (e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directorS of the of the corporation. which,. to the extent provided on the reso]ution or in the By~Laws of the corporation. shall have and may exercise the powers of the Board of Directors in the management of the -affairs of the corporatio~ and may authorize the seal of the corporation to be affixed to all papers which may require it. SUch committee or committees shall have name and names as may be stated in the BywLaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors. All the COJpOtate powers of the corporation shaJl be exercised by the Board of Directors except as otherwise herein or in the By¥Laws or by law. IN WITNESS WHEREOF, I hereunder set my hand this Thursday, October 26, 2000 hereby declaring and certifying that the facts stated bereinabove are trtJe. Signature ofincorporator Name: Address: Stephen Brock 1701 Valmora Street Las Vegas, Nevada 89102 ·-~f!j- Certificate of Acceptance of Appointment as Resident Agent; I, Stephen Brock.. as the President of GoPublicToday.com,. lnc.(GP1), hereby accept appointment of OPT as the resident agent for the above referenced company. 3 I l l!/16/2004 09:00 FAX 702 as2 1759 LAW OffJCES Nnv 15 2004 5;45PM Go Public Toda~ 702-920-81'/6 ii!Joos f' .1 DEAi! HEJ..Ll!R · $$eratr,1.-, of Stat& 204 North C:an,,;,n Str..,t, Sullo 1 Carsoh City, Nevada B91"01-41-99 (7'75)\la.l 6708 Website; •ecretaryi;mltat-e-,bJz mm If_(2 7-~q./ 1_,.A tJ Certificate of Amendment (PURSUANT TO NRS 7~.3ij5 and 76.390) lmpQrtar;t,• R&ad attaohed in~ttuctlons Jx.fore compr-cdng fDl711, NOV 16 2004 Certificate of Amendment to. Articlss of Incorporation Fer N&vada Proflt Corporations (Pursuant to NRS 71!.385 and 75.390 - After lssuanee of Stock) [~YNO=.~~~~~:r~J~n: --· ·----:.::. •~ _:::~_··· _____.._ --_·_ -_·_-·_·- --.. -·•--·-·-1 ; .. r~:'-~rt.l:':'! ~~'.'..6.. been amended_'.'::,l~!l~~~ (provide ~.~icl~?~fl:ber.,, if aviii\a~l~,L ____ _ jA,sick I, Namo of Co,poratio.: PL'l3l.JC COMPANY MANAGEMENT Cl'.lR!'ORAUON I Artide 4. Authorized Shares:: \The l!.ggreg2.w number ofshru-es which: the -co[1')Qratfon shall hft.ve alltb.ority ta is.sue shall c::omist of:50,000.000 shares of Cammoc Stock ha\iiog a $.00 l par val1:1e, and 51000,0CO ~ha::~ c;f ~efimed Sto.ekhaving.e. S.00! par value, 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be 'required in the case of a vote by classes or series, or as may be required by tne.provisicns Qf the •. articles of incorporation have voted in favor of the amendment ls: in¼ ... ·--------........... - ..... - ..... ___ .' 4. Effectivedateoffiling (optional): 1i1ii'6'iii;; · ................. · .................... .. ... J ~-..... --·-·~--,~·-·-ll~.1>!~01IW'h11t;oo ~"i iitariii"i~iliillll.ti ·ii-~i;;;Jf- .. --- 5. DfficerS:gnature (required): • If ari.y prop1J.socf ame!ldmeru wouJd <1ller o any pref ere .ca or any ral2five or other right 9Iven to any cJw or Mlii!S of outsiaM1119 shates, then -the ,;,.mendtnent must be by the 1/Qfe, in addi:ioti to the affirm.alive vote othel'Wlse required, o! the htilders ;,f .sh.lroo repr.ese.nlit19 a m.fl)orfty of tne 11odn9 powe.r of each class or~eries .a{fec;tad by the arnetldment rtigafdlsss r,~ frmitabons or 1e-s71ciiot1::i on the votiog "D<Nfflt trlereof. IMPORTANT: Failure to include any of the above information and submit ihe prPper fees may cause this filing to ile reiected. .\:•\IZl$;! ~1<11) {d ~ .t..1~ 711.a&5 A"ll.-~200::J ~~.cdoo: 11/00JOO" ( BARBA.RAK. CEGAVSKE Secretary of State 202 North Carsi:m Streat Caraon City, Nevada 89701-4201 (775) ®4-$708 Webslie: www.nvsos.gov Certificate· of Amendment (PURSUANT TO NRS 78,385 AND 78.390) USE 81..ACK INK ONLY• DO NOT HIGHLIGHT 1111111 lllll lllll llll lllll 1111111111111 Filed in the Office of Business Number ~K.~ C28912-2000 Filing Number 20180324859-22 Secretary of State Filed On State OfNevada 07/24/2018 Number of Pages I P.BOVE SPACE ISFO~ OFflC6 use ONI.V Certificate of Amendment to Articles of.Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock} 1. Name of corporation: j ' ··~ ·-- • ·•~ ' ' '' ' •• ' •• !PUBLIC COMPANY MANAGEMENT CORPORATION 2:.!~e-~.!:f:i<?:!~_s_~a_vE3been_amendedas follows:_(provldeartlde_num~ers, lfav~~ble) ___ ···-·~··----- iArticle 4. AutborizeiShares: ' The aggregate number of shares which the corporation shall have authority to issue shall consist of 195,00D,OOO shares of Common Stock having a $0.001 par value per share, and 5,000,000 shares of Preferred Stock having a $0.001 par value per share. '', ............ _. ..•... ,. . ~- ............. _,, ____ 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the previsions of the articles of incorporation* have voted in favor of the amendment is:[ ____ - ·-· --2':i;946~'.l07--· · · - · 1 --· .. ._ ............. ~----,, ............ ·- ----~-----... -.--, ---.. - ··- l ' l r"'·--·,.------.~••e,,. .. -··-- ..... "'" .. , 4. Effec1ive date and time of filing: (optional) Date: Time: ! ! I f ' '-···'· -· ...... '·"'···-----~··· ~---··· ., ,_,., ~-~----••-•-•" -••-•--••••---I (mu~I not be late, than 90 days after !he certiffcale is filed) 5. Signature: (required) X Sig re of O.,f..f u;el'"-- '.If any pr0pos:_ed ame en! would alter or change any preference or any relative or other right given to any class or series o, ,utslandin~ she'l'ea-, en the amendmenl must be approved by !he vale, in addition lo the affinnative vote o1herwise required, of lhe hoJdera of shares representing a majority of the voong power of each class or serie• affecred by tlw amendment regardless to llmi1atlons or restriciions on the vo!Jng power thereof. IMPORTANT: Failure to include any of lhe above infonnation an<:l submit with 1he proper fees may cause lhis tiling to be rejected. This form must be accompan~ by appropriate fees. Ne-Yada SeGretay of State Amend Proflf-Ar±er RGv!sEld: '·S-16 .MUijLO 1:::, vv.10μ BARBARA K. CEGAVSKE Se_cretary 9f State 202 North Corson Str<>el Carson Clly, N•vado 88701•4201 (775) 684-5708 Website: www.nvsos.gov iled in the Office of Business Number Jl. • {l ~ r;Css2c'-89~1'"2-=20'i'O~O ------I ~'IJ-1\. v.J:.L FilingNumber 20190125460 Secretary Filed On State OfNevada 8/29/2019 9:15:00 Al\tl Number of Pages I Certificate of Correction NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A {Only one document may be corrected per certificate.) TYPE-OR PRINT· use OARK lNK-ONL Y - 00 NOT H!GliLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of Stale an,;! enter the Entity or Nevada Business Identification Number (NVID). 2. Name of document with Inaccuracy or defect. 3. Filing date of document with Inaccuracy or defect. 4, Brief desclipt!on oi Inaccuracy or dereo1. 5, Correction of Inaccuracy or dMec1, 6. Must be signed by Authorized Signer. Form will be returned If unsigned, 1. Entity Information: Name of entity as on file with the Nevada Secretary of Stale: 1PUBi.ic'·coMPANY MANAGEIVi"ENT'coRPORATioif ........ . ·... ' • -··•--•··•~-~·- .., ,, •.• ' •-· - ,-,~-... , ...... _, .• _.., .. -.,.,_, •--- .. ~~- "·•¥ "·-····•··"' Entity or Nevada Business Identification Number (NVIO): 'c:28912·2000 2, Ooeument: Name of document with inaccuracy or defect: AMENDMENT 3. Filing Oa1e: Filing date o( document which coi-rectio~ Is being made: 7124/18 4. Oesctlption: Description of Inaccuracy or defoct: COMMON STOCK SHOULD NOT HAVE BEEN INCREASED 5. Correction: Correcilon of inaccuracy or defect: That the stock authorized that may be issued by the corporation is FlFTY MILLION (50,000,000) shares of qommon stock with a par value of .001 and $ MILLION {5,000,000} :shares of preferred stock with a par value of .001. a. Signature: (Required) . This form·mu!;.t be accompanied by appropriate fees. Date ~flgi) 1 of l A1;vlse{I: 111'2019 Filed in the Office of Secretary of State State Of Nevada Business Number C28912-2000 Filing Number 20211922087 Filed On 11/29/2021 12:24:00 PM Number of Pages 1 BARBARAK.CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) ~K.~~ USE BLACK INK ONLY • DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: PUBLIC COMPANY MANAGEMENT CORPORATION 2. The articles have been amended as follows: (provide article numbers, if available) Article 4. hereby amended by deleting it in its entirety and inserting in lieu thereof the following: Article 4. Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $0.00 I par value (the "Common Stock") and 50,000,000 shares of Preferred Stock with a par value of $0.00 I per share (the "Preferred Stock"). 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 23 ,946,307 4. Effective date and time of filing: (optional) Date: 10/26/2021 Time: 9.00 AM (must not be later than 90 days after the certificate is filed) 5. Signature: (required) X ?A~ Signature of Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vole otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit-After Revised: 1-5-15